UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 26, 2018

United Therapeutics Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26301	52-1984749
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification Number)
Incorporation)

1040 Spring Street
Silver Spring, MD	20910
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 608-9292

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 1.01      Entry into a Material Definitive Agreement.

On June 27, 2018, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with certain of its subsidiaries party thereto, as guarantors (the “Guarantors”), the lenders referred to therein, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent and as a swingline lender. The Credit Agreement provides for (i) an unsecured revolving credit facility of up to $1.0 billion and (ii) a second unsecured revolving credit facility of up to $500 million (which facilities may, subject to obtaining commitments from existing or new lenders for such increase and subject to other conditions, be increased by up to $300 million in the aggregate). The facilities mature five years after the closing date of the Credit Agreement, subject to an ability of the lenders thereunder, or certain of the lenders thereunder, to elect to extend the maturity date of their commitments by one year following a request for such extension by the Company in accordance with the terms of the Credit Agreement, up to a maximum of two such extensions.

As of June 27, 2018, Lung Biotechnology PBC is the only subsidiary of the Company required to be a Guarantor and guarantee the Company’s obligations under the Credit Agreement. From time to time, one or more additional subsidiaries of the Company may be required to guarantee the Company’s obligations under the Credit Agreement.

At the Company’s option, the loan will bear interest at either the LIBOR rate or a fluctuating base rate, in each case, plus an applicable margin that is determined on a quarterly basis based on the Company’s consolidated ratio of total indebtedness to EBITDA (as calculated in accordance with the Credit Agreement).

The proceeds of borrowings under the Credit Agreement are available to refinance certain existing indebtedness of the Company and its subsidiaries and/or for working capital and other general corporate purposes. Upon closing of the Credit Agreement on June 27, 2018, the Company borrowed $250.0 million under the Credit Agreement, and used the funds to repay outstanding indebtedness under the 2016 Credit Agreement discussed under Item 1.02 below.

The Credit Agreement also contains customary affirmative and negative covenants that, among other things, limit the ability of the Company and its subsidiaries to (a) incur indebtedness; (b) grant liens; (c) enter into a merger, consolidation or amalgamation; (d) liquidate, wind up or dissolve; or (e) sell all or substantially all of their property, business or assets. In addition, as of the last day of each fiscal quarter, the Company must not permit its consolidated ratio of total indebtedness to EBITDA to be greater than 2.50 to 1.00 and its consolidated ratio of EBITDA to interest expense to be less than 3.00 to 1.00, in each case calculated in accordance with the Credit Agreement.

The Credit Agreement contains customary events of default, including a change of control. Upon the occurrence and continuation of an event of default, all amounts due under the Credit Agreement and the other loan documents become (in the case of a bankruptcy event), or may become (in the case of all other events of default and at the option of the lenders), immediately due and payable.

The foregoing summary is qualified by reference to the copy of the Credit Agreement attached hereto as Exhibit 10.2.

Item 1.02      Termination of a Material Definitive Agreement.

On June 27, 2018, the Company paid off and terminated all of its obligations under its Credit Agreement (the “2016 Credit Agreement”), dated as of January 29, 2016, with Wells Fargo, as administrative agent and as a swingline lender, the lenders referred to therein, and the guarantors party thereto. There were no penalties associated with the early termination of the 2016 Credit Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described at Item 5.07 below, on June 26, 2018, at the Company’s 2018 Annual Meeting of Shareholders, the Company’s shareholders approved an amendment and restatement (the “2018 Restatement”) of the United Therapeutics Corporation 2015 Stock Incentive Plan (the “Plan”). The 2018 Restatement had previously been approved by the Company’s Board of Directors (the “Board”) upon the recommendation of its Compensation Committee. The effective date of the 2018 Restatement is June 26, 2018.

The Plan is administered by the Compensation Committee of the Board, which is comprised of independent directors. The purpose of the Plan is to stimulate the efforts of non-employee directors, officers, employees and other service providers, in each case who are selected to be participants in the Plan, by heightening the desire of such persons to continue working toward and contributing to the success and progress of our company. The Plan allows grants of stock options, stock appreciation rights, restricted stock, restricted stock units and stock awards, any of which may be performance-based, and for incentive bonuses.

In addition to a number of technical and clarifying changes, the 2018 Restatement makes three key changes to the Plan:

•                  Establishes new annual limits on equity and cash compensation that may be paid or payable to a non-employee director. The equity limit is awards valued at $400,000 per year (with a higher limit for newly-appointed non-employee directors in their first year), and the cash limit is $60,000 (with additional cash compensation for serving in certain leadership and committee roles, and an additional amount for newly-appointed directors in their first year);

•                  Increases the maximum number of shares of the Company’s common stock that may be issued under the Plan by 2,900,000 shares; and

•                  Extends the Plan’s term through June 26, 2028.

Additional details regarding the Plan are included in the Company’s 2018 Proxy Statement under the heading Proposal No. 3 — Approval of the Amendment and Restatement of the United Therapeutics Corporation 2015 Stock Incentive Plan. The foregoing summary is qualified in its entirety by the full text of the Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2018, the Board adopted the Company’s Seventh Amended and Restated By-laws (the “By-laws”). The By-laws became effective upon approval by the Board. The description of the By-law amendments below is qualified in its entirety by the language of the By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

•                  The advance notice By-laws in Article II, Sections 2.4 and 2.5 were updated to clarify certain aspects of the advance notice process and reflect other practice developments in recent years.

•                  Article II was amended to update various provisions relating to stockholder meetings, including providing the Board greater flexibility in designating a meeting chair and streamlining language for determining whether a director election is uncontested or contested.

•                  Article III was amended to update various provisions relating to Board meetings, including increasing the number of directors needed to call a special Board meeting from two to a majority of the authorized directors. The amendments also added a definition of “entire Board of Directors,” which is used in the quorum provision in Article III, Section 3.6 and in other provisions of the By-laws.

•                  The indemnification provisions in Article VII were updated to clarify that they apply to former, as well as current, directors and officers, and to reflect that indemnification is available for claims brought by or on behalf of the Company, as well as third-party claims.

•                  The amendments updated various provisions in the By-laws to align them with current Delaware law, including provisions on record dates, proxies and stockholders lists for stockholder meetings, the opening and closing of polls at stockholder meetings, and the use of technology for waivers and keeping corporate records. In addition, Article IV, which addresses committees of the Board, was updated to reflect the full scope of authority the Board can delegate to committees under Delaware law.

Finally, the By-law amendments also include a number of other immaterial modifications intended to provide clarification and consistency.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 26, 2018, the Company held its 2018 Annual Meeting of Shareholders. The Company’s shareholders considered four matters, each of which is described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 27, 2018. The final voting results for the meeting are as follows:

1.              Election of Class I directors, each to serve a term of three years:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes

Katherine Klein	34,712,094	732,823	9,731	1,676,791
Ray Kurzweil	32,629,327	2,818,590	6,731	1,676,791
Martine Rothblatt	31,515,701	3,150,284	788,663	1,676,791
Louis Sullivan	31,403,095	4,044,369	7,184	1,676,791

2.              An advisory resolution to approve executive compensation:

Votes for:	26,411,660
Votes against:	8,996,547
Abstentions:	46,441
Broker non-votes:	1,676,791

3.              Approval of the amendment and restatement of the United Therapeutics Corporation 2015 Stock Incentive Plan:

Votes for:	29,311,468
Votes against:	6,107,129
Abstentions:	36,051
Broker non-votes:	1,676,791

4.              Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2018:

Votes for:	36,719,842
Votes against:	382,952
Abstentions:	28,645
Broker non-votes:	—

Item 9.01. Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Seventh Amended and Restated By-laws of United Therapeutics Corporation

10.1	Amended and Restated United Therapeutics Corporation 2015 Stock Incentive Plan

10.2

Credit Agreement, dated as of June 27, 2018, among United Therapeutics Corporation, certain of its subsidiaries party thereto, as guarantors, the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent and as a swingline lender.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED THERAPEUTICS CORPORATION

Dated: June 28, 2018	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	General Counsel